Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Silver Corporation

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Western Silver Corporation 2005 Stock Option Plan of (i) our report dated November 12, 2004, (except for note 14 which is as at December 23, 2004), with respect to the consolidated balance sheets of Western Silver Corporation (formerly Western Copper Holdings Limited) (an exploration stage company) as at September 30, 2004 and 2003 and the consolidated statements of loss and deficit, cash flows and shareholders’ equity for the years ended September 30, 2004, 2003 and 2002 and (ii) our Comments by Auditors for U.S. Readers on Canada-U.S. Reporting Difference, also dated November 12, 2004, (except for note 14 which is as at December 23, 2004), which reports appear in the annual report on Form 40-F of Western Silver Corporation for the fiscal year ended September 30, 2004.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Vancouver, British Columbia, Canada
August 26, 2005